SCHEDULE 14A


                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.1)



Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                           Commission only (as permitted
                                           by Rule 14a-6(e)(2)).

[ ] Definitive proxy statement.

[x] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                         Allstate Financial Corporation
    ------------------------------------------------------------------------
              (Name of the Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1. Title of each class of securities to which transaction applies:

 ................................................

2. Aggregate number of securities to which transaction applies:

 ................................................

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 ................................................

4. Proposed maximum aggregate value of transaction:

 ................................................

5. Total fee paid:

 ................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:

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2.  Form, Schedule or Registration Statement No.:

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3.  Filing Party:

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4.  Date Filed:
 ................................................

[LOGO]

                                                                     May 5, 1998




                  LEADING INDEPENDENT PROXY ADVISOR RECOMMENDS
                 VOTING FOR ALLSTATE MANAGEMENT'S NOMINEES AND
                        ---
                       AGAINST THE EWING GROUP'S NOMINEES
                       -------
              SUPPORT MANAGEMENT'S SLATE BY SIGNING AND RETURNING
                           THE GOLD PROXY CARD TODAY!
                               ----

            TIME IS EXTREMELY SHORT -- THE ANNUAL MEETING IS MAY 12.

Dear Fellow Shareholder:

     On May 4, Institutional Shareholder Services ("ISS") -- a leading, independent proxy advisory firm -- published a report recommending a vote FOR
                                                                             ---
management's  slate of  directors  and a vote AGAINST the Ewing  group's  slate.
                                              -------
ISS's clients include many of the largest public and corporate pension funds and investment managers in the United States.

     In recommending that Allstate  shareholders vote FOR management's  slate of
                                                      ---
directors, the ISS report states --

          "DUE TO THE COMPANY'S RECENT ATTEMPTS TO IMPROVE ITS PROFITABILITY AND
          REDUCE  RISKS,  THE INDEPENDENT   NATURE  OF  MANAGEMENT'S  SLATE  OF
          NOMINEES, AND THE COMMITTEE'S FAILURE TO COME UP WITH A STRATEGIC PLAN FOR THE COMPANY TO ENHANCE SHAREHOLDER VALUE, WE BELIEVE THAT MANAGEMENT'S DIRECTOR NOMINEES SHOULD BE SUPPORTED."


                  WE BELIEVE THE FUTURE IS BRIGHT FOR ALLSTATE

     Allstate has begun to make a strong rebound. We have reported SIX CONSECUTIVE PROFITABLE QUARTERS. Shortly, we expect to report a SEVENTH
CONSECUTIVE PROFITABLE QUARTER. Calendar year 1997 was the Company's MOST PROFITABLE DURING THE LAST FIVE YEARS.

         WE HAVE THE PLAN -- WE HAVE THE PROGRAMS -- WE HAVE THE PEOPLE

       o We have PROGRAMS IN PLACE designed to maximize profitability, the benefits of which you have already begun to see and which we believe will continue.

       o We have a NEW MANAGEMENT TEAM IN PLACE with PROVEN EXPERIENCE in managing a specialized commercial finance company such as ours.

DO YOU REALLY WANT TIM EWING AND HIS  ASSOCIATES TO TAKE CONTROL OF YOUR COMPANY
 . . . CONSIDER THAT -- EWING AND HIS GROUP:
      -------------

          -- Have made no offer to buy your shares at a premium, OR AT ANY PRICE FOR THAT MATTER!

          -- In our view, HAVE NO BUSINESS PLAN to protect and enhance shareholder value.

          -- In lieu of a business plan, offer to "review," "analyze," and "assess" the Company's business -- EVEN THOUGH MEMBERS OF THE GROUP HAVE BEEN ON THE BOARD FOR MORE THAN TWO YEARS!

          -- Based upon our experience with them, HAVE NO UNDERSTANDING of a specialized commercial finance company such as ours.

IN OUR OPINION EWING AND HIS NOMINEES HAVE --

o       NO PLANS              o    NO PROGRAMS
o       NO PEOPLE             o    NO UNDERSTANDING OF OUR BUSINESS


                       PLEASE VOTE YOUR GOLD PROXY TODAY.

     You should know that even if you have already signed a Ewing group proxy card, you have every legal right to change your mind and vote for management's slate on the enclosed GOLD proxy card. Only your latest dated proxy card will count in the final tally.

     Please take a moment to vote your GOLD proxy today. If you have questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. which is assisting us, at (800) 322-2885 toll-free or (212) 929-5500 (call collect).

     We appreciate your continuing support of Allstate. On behalf of your Company and its entire new management team.


                                          Sincerely,

                                          /s/ Craig Fishman

                                          Craig Fishman
                                          President and Chief Executive Officer